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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of The Neiman Marcus Group, Inc. on Form S-3 of our reports dated August 29, 1996, (September 10, 1996 as to Note 13), appearing in, and incorporated by reference into, the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Experts" in such Prospectus.

Deloitte & Touche LLP

Boston, Massachusetts

October 9, 1996